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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

        We consent to the incorporation by reference in the registration statement (No. 333-121537) on Form S-3 of TC PipeLines, LP of our reports dated March 3, 2005, with respect to the balance sheets of TC PipeLines, LP as of December 31, 2004 and 2003, and the related statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of TC PipeLines, LP.

/s/ KPMG LLP

Calgary, Canada
March 11, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM